UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

 (Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2012, Lpath, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that the Company had filed a Certificate of Change with the Nevada Secretary of State to effect a 1-for-7 reverse stock split of the Company’s Class A common stock, with the reverse split scheduled to become effective as of 5:00 p.m. (PDT) on October 5, 2012.  The Depository Trust Company (“DTC”) has requested that the Company delay the reverse stock split because Monday, October 8th is Columbus Day.  Although the U.S. markets will be open for trading on Monday, Columbus Day is a bank holiday recognized by DTC.  Therefore, at the request of DTC, the Company has filed a Certificate of Correction to the Certificate of Change with the Nevada Secretary of State to change the effective time of the reverse stock split from 5:00 p.m. (PDT) on Friday, October 5, 2012 to 5:00 p.m. (PDT) on Monday, October 8, 2012.  The post-split shares will begin trading at the opening of market on Tuesday, October 9, 2012.

This Current Report on Form 8-K/A amends the Original Report to change the effective time of the reverse stock split from 5:00 p.m. (PDT) on October 5, 2012 to 5:00 p.m. (PDT) on October 8, 2012.  The Certificate of Correction is filed as Exhibit 99.3 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.3	Certificate of Correction of Lpath, Inc. filed October 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: October 5, 2012	By:	/s/ Gary J. G. Atkinson
Name: Gary J.G. Atkinson
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.3	Certificate of Correction of Lpath, Inc. filed October 5, 2012.